Exhibit 10(b)

AMENDED AND RESTATED
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

      THIS AMENDED AND RESTATED AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is entered into as of the 10th day of December, 2007 between Rex Radio and Television, Inc., an Ohio corporation (the “Corporation”), and Stuart A. Rose (the “Employee”).

Recitals

      A.      The Corporation and the Employee entered an Employment Agreement dated November 29, 2005 (the “Agreement”).

      B.      The Corporation and the Employee entered into Amendment No. 1 to the Agreement dated December 20, 2006 (the “Amendment”) to amend the terms and conditions of the Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as enacted.

      C.      The Corporation and the Employee desire to amend and restate the Amendment to comply with the Final Section 409A Regulations issued in 2007.

      NOW, THEREFORE, the Corporation and the Employee hereby amend and restate the Amendment as follows:

1.     Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

2.     Amendment to Section 2.1. Section 2.1 of the Agreement is hereby amended and supplemented by adding the following sentences at the end thereof:

“Each twelve month period ending on January 31 during the Employment Period or any period of renewal provided for in Section 2.2 below shall be referred to as a “Performance Period.” For purposes of the Agreement, the Employment Period shall consist of the following Performance Periods: (i) the Performance Period ending January 31, 2007; (ii) the Performance Period ending January 31, 2008; and (iii) the Performance Period ending January 31 of each period of renewal.”

3.     Amendment to Section 4.2. Section 4.2(c) of the Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Subject to Section 6.3 and new Section 6.7 below, the Corporation shall pay the Retail Bonus and Energy Investment Bonus (collectively, the “Bonus Payments”) to Employee during the Corporation’s taxable year immediately following the taxable year in which the Performance Period ends.”

4.     Amendment to Section 6.3. Section 6.3 of the Agreement is hereby deleted in its entirety, and the following is inserted in its place:

“6.3 Effect of Termination of Employment Without Cause On or Prior to January 31, 2007. In the event the Corporation terminates Employee’s employment on or prior to January 31, 2007 other than: (a) ”For Cause” (as defined in Section 6.1); or (b) due to death or total disability as provided in Section 2.1, the Corporation shall pay Employee, in full satisfaction and complete discharge of all obligations and liabilities of the Corporation to Employee under this Agreement or otherwise: (i) the balance of his compensation under Section 3.1 for the remainder of the Employment Period; plus (ii) all Bonus Payments for the remainder of the Employment Period, computed pursuant to Section 4.2 hereof. Employee shall be paid the balance of his compensation under Section 3.1 as follows: the compensation that accrues to Employee for the six months immediately following termination shall be paid in a lump sum on the first day of the seventh month following the date of termination, and any compensation that accrues after the six months immediately following termination shall be paid on the first day of the month that immediately follows the month in which such compensation accrued. Employee shall be paid his Bonus Payments in two installments, the first installment being paid during the Corporation’s taxable year immediately following the taxable year in which the Performance Period that includes the date of termination ends and the second installment being paid in the next following taxable year.”

5.     Amendment to Section 6.4. Section 6.4 of the Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Employee shall be paid his pro rata Bonus Payments during the Corporation’s taxable year immediately following the taxable year in which the Performance Period that includes the date of termination ends.”

6.     Amendment to Section 6.5. Section 6.5 of the Agreement is hereby amended and supplemented by adding the following sentences at the end thereof:

“Employee shall be paid his pro rata Bonus Payments during the Corporation’s taxable year (the “Payment Year”) immediately following the taxable year in which the Performance Period that includes the date of termination ends. Notwithstanding the foregoing, if termination is due to total disability, then the payment shall not be made before the date in the Payment Year which is six (6) months after the date of termination, unless the Corporation, in its sole discretion, determines that (i) the Employee’s total disability constitutes being “disabled” under Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), or (ii) the payment under this Section 6.5 will not constitute a deferral of compensation under the exemption for separation pay due to involuntary separation from service or participation in a window program set forth in Income Tax Regulation Section 1.409A-1(a)(9)(ii) (the “Severance Pay Exemption”).”

7.     Amendment to Section 6.6. Section 6.6 of the Agreement is hereby amended and supplemented by adding the following sentences at the end thereof:

“Employee shall be paid his pro rata Bonus Payments during the Corporation’s taxable year (the “Payment Year”) immediately following the taxable year in which the Performance Period that includes the date of termination ends.

Notwithstanding the foregoing, the payment shall not be made before the date in the Payment Year which is six (6) months after the date of termination, unless the Corporation, in its sole discretion, determines that the payment under this Section 6.6 will not constitute a deferral of compensation under the Severance Pay Exception.”

8.     Addition of Section 6.7. The Agreement is hereby amended and supplemented by adding a new Section 6.7 as follows:

“6.7 Effect of Termination of Employment Without Cause After January 31, 2007. In the event the Corporation terminates Employee’s employment after January 31, 2007 other than: (a) ”For Cause” (as defined in Section 6.1); or (b) due to death or total disability as provided in Section 2.1, the Corporation shall pay Employee, in full satisfaction and complete discharge of all obligations and liabilities of the Corporation to Employee under this Agreement or otherwise: (i) the balance of his compensation under Section 3.1 for the remainder of the Employment Period or period of renewal; plus (ii) all Bonus Payments, for the remainder of the Employment Period or period of renewal, computed pursuant to Section 4.2 hereof. Employee shall be paid the balance of his compensation under Section 3.1 in equal monthly installments on the last day of each month (or otherwise in accordance with the Corporation’s established payroll policies) commencing on the last day of the month in which termination occurs. Notwithstanding the foregoing, if at the time of termination Employee is a “specified employee” within the meaning of Section 409A, then the payments otherwise due Employee during the first six months after termination shall be paid in a lump sum on the first day of the seventh month following termination, unless the Corporation, in its sole discretion, determines that the payments otherwise payable during the first six months following termination will not constitute a deferral of compensation under the Severance Pay Exception. Employee shall be paid his Bonus Payments during the Corporation’s taxable year (the “Payment Year”) immediately following the taxable year in which the Performance Period that includes the date of termination ends. Notwithstanding the foregoing, the payment shall not be made before the date in the Payment Year which is six (6) months after the date of termination, unless the Corporation, in its sole discretion, determines that the payment under this Section 6.7 will not constitute a deferral of compensation under the Severance Pay Exception.”

9.     Effectiveness. This Amendment shall be effective as of the date first written above. Except as specifically amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

10.   Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

REX RADIO AND TELEVISION, INC.

By:	/s/ Edward M. Kress
Edward M. Kress, Secretary

EMPLOYEE

/s/ Stuart A. Rose
Stuart A. Rose